EXHIBIT (D)(38)

               TRAVELERS SERIES TRUST - FEDERATED STOCK PORTFOLIO

                 AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT
                         Effective as of January 1, 2004
         THIS AMENDMENT is made part of the Investment Sub-Advisory Agreement dated as of August 1, 1996 (the "Agreement") for the Federated Stock Portfolio, a portfolio of TRAVELERS SERIES TRUST (the "Trust"), between TRAVELERS ASSET MANAGEMENT INTERNATIONAL COMPANY LLC, formerly Travelers Asset Management International Corporation (the "Adviser"), and FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust and successor to Federated Investment Counseling (the "Subadviser"), and is consented to by FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a Delaware Statutory trust ("FEMCOPA");

         WHEREAS, as part of an internal reorganization, the Subadviser wishes to transfer the portion of its mutual fund investment advisory business relating to the Agreement to FEMCOPA and is asking the Adviser to agree to amend the Agreement so that Subadviser's rights and responsibilities are transferred to FEMCOPA (the "Transfer");

         WHEREAS, the Trust is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, FEMCOPA and Subadviser are each wholly owned by FII Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Federated Investors, Inc., a Pennsylvania corporation, and thus FEMCOPA and Subadviser are under common control;

         WHEREAS, all of the persons who will serve as the Trustees of FEMCOPA immediately after the Transfer are persons who have served as Trustees of Subadviser prior to the transfer;

         WHEREAS, the personnel who perform the services required of the Subadviser under the Agreement will continue to perform the same services after the Transfer;

         WHEREAS, the Transfer in and of itself will not result in a change in the fees or reimbursements required to be paid under the Agreement;

         WHEREAS, the Transfer will not affect the business or operations of the Adviser, or the nature or quality of the services provided under the Agreement by the Adviser;

         WHEREAS, in view of the foregoing, the Transfer should not constitute an assignment of the Agreement within the meaning of the 1940 Act and Rule 2a-6 thereunder; and

         WHEREAS, the Trust's Board of Trustees has approved this amendment to the Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

         1. Effective January 1, 2004 (the "Effective Date"), the Subadviser will transfer to FEMCOPA all of its rights and responsibilities under the Agreement, and FEMCOPA will assume such rights and responsibilities of the Subadviser, subject to the terms of the Agreement. On the Effective Date, Subadviser shall be relieved of all of its rights and responsibilities under the Agreement. For purposes of this paragraph 1, the Subadviser's responsibilities under the Agreement that will be transferred to FEMCOPA include any liability to the Adviser that may have been incurred by Subadviser under the Agreement prior to the Effective Date.

         2. All other provisions of the Agreement shall remain in full force and effect.

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         3. The Adviser and the Subadviser each represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

         4. FEMCOPA represents and warrants that it possesses the requisite power, and authority to enter into and perform its obligations under this amendment, subject to the effectiveness of its registration with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940.

         5. The Subadviser and FEMCOPA together represent and warrant that the Transfer of the Agreement will not constitute an assignment of the Agreement within the meaning of the 1940 Act.

         6. This Amendment shall not be effective for any purpose unless and until:

                  (a) FEMCOPA's registration with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940 shall have become effective; and

                  (b) the reorganization resulting in the transfer of the portion of Subadviser's mutual fund investment advisory business relating to the Agreement to FEMCOPA shall have occurred.

         The Subadviser or FEMCOPA shall promptly notify the Adviser if, as a result of this paragraph 6, this Amendment does not become effective on January 1, 2004 as anticipated.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed by their respective officers thereunto duly authorized.


TRAVELERS ASSET MANAGEMENT                    FEDERATED INVESTMENT MANAGEMENT
INTERNATIONAL COMPANY LLC                     COMPANY


By:   /S/ DAVID A. TYSON                       By:  /S/ KEITH M. SCHAPPUL   NWW
      ------------------                          -----------------------------

Title:  PRESIDENT                              Title: PRESIDENT/CEO
        ---------                                    --------------

Date:  JANUARY 31, 2004                        Date:  NOVEMBER 20, 2003
       ----------------                             -------------------

FEDERATED EQUITY MANAGEMENT
COMPANY OF PENNSYLVANIA



By:  /S/ KEITH M. SCHAPPUL   NWW
     ---------------------------

Title: PRESIDENT/CEO
     ---------------------------

Date:  NOVEMBER 20, 2003
     ---------------------------